Exhibit 99.1

NEWS RELEASE For more information: Investors: Joe Selner, Chief Financial Officer, 920-491-7120 Media: Cindy Moon-Mogush, Corporate Communications, 920-431-8034
Associated earns 52 cents per share in first quarter of 2008
•	Net income of $66.5 million, 3% higher than fourth quarter 2007

•	Loans up 7 percent annualized over year end

•	Net interest margin of 3.58%, down 4 bp from fourth quarter

•	Provision for loan losses of $23 million, with net charge offs of $16 million

•	Tangible capital ratio of 6.75%, up from 6.59% at year end 2007
GREEN BAY, Wis. — April 17, 2008 — Associated Banc-Corp (NASDAQ: ASBC) reported net income of $66.5 million, or $.52 per share, for the first quarter of 2008. Comparatively, net income was $64.8 million ($.51 per share) for the fourth quarter of 2007 and $73.4 million ($.57 per share) for the first quarter of 2007. Book value per share rose to $18.71 at March 31, 2008, up 7 percent over a year ago.
First quarter 2008 results included several notable items. The provision for loan losses was $23 million, $7 million higher than net charge offs. The reserve for unfunded commitments was increased by $2 million with a charge to other expense. Noninterest revenue included a $5 million gain recorded in other income related to our interest in the Visa, Inc. initial public offering, and a $3 million loss related to other-than-temporary impairment on certain equity securities recorded in net investment securities gains. Noninterest revenue was also impacted by recent accounting standards related to fair value measurement, which at adoption in the first quarter increased mortgage banking income by $2 million and reduced other income by $0.5 million related to derivatives. Tax expense was impacted by the resolution of certain tax matters and changes in estimated exposure of uncertain tax positions, partially offset by the increase in valuation allowance related to certain deferred tax assets, resulting in a $4 million net reduction of income tax expense.
Net interest income was $165 million for the first quarter, up from $164 million and $159 million for the fourth and first quarters of 2007, respectively. The net interest margin was 3.58 percent, compared to 3.62 percent for both the fourth and first quarters of 2007. “We are pleased with our revenue dynamics as we continue to generate loan growth, coupled with improved deposit flows,” said Associated Chairman and CEO Paul S. Beideman. “This has contributed to the improvement in our tangible capital ratio to 6.75 percent from 6.59 percent.”
On average, loans were $15.7 billion for the first quarter of 2008, up $0.4 billion or 11 percent annualized over the fourth quarter of 2007, led by 14 percent annualized growth in commercial loans and 6 percent annualized growth in home equity loans. At March 31, 2008, loans were $15.8 billion, up $0.3 billion (7 percent annualized) since year end 2007.
Deposits, on average, were $13.6 billion for the first quarter of 2008, down $0.1 billion compared to the fourth quarter of 2007, attributed primarily to seasonal first quarter declines in commercial deposits and lower time deposits, offset in part by increased money market deposits. Since year end, deposits were down $0.1 billion to $13.9 billion at March 31, 2008.
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ASBC 1Q ’08 page 2 of 2
At March 31, 2008, the allowance for loan losses represented 1.32 percent of total loans, compared to 1.29 percent at year end 2007 and 1.37 percent a year ago. Since year end, nonperforming loans rose $45 million to $207 million at March 31, 2008, with commercial nonperforming loans up $41 million to $150 million and total consumer nonperforming loans up $4 million to $57 million. The rise in nonperforming loans includes four individual credits totaling approximately $49 million.
Core fee-based revenues were $61.3 million, up 2 percent over $60.1 million for first quarter 2007, led by a 3 percent increase in deposit service charges and a 4 percent increase in retail commissions. Total noninterest expense was $136.3 million for the first quarter of 2008, compared to $140.1 million for the fourth quarter of 2007.
During the first quarter, Associated paid a dividend of $.31 cents per share, up 7 percent over the first quarter of last year.
Associated will host a conference call for investors and analysts at 3 p.m. CT today. The toll-free dial-in number for the live call is 800-762-8779. The number for international callers is 480-248-5081. Participants should ask the operator for the Associated Banc-Corp first quarter 2008 earnings call, or for call ID number 3859529. A replay of the call will be available starting at 6 p.m. CT on April 17 through May 8, 2008, by calling 800-406-7325 (toll-free) domestically or 303-590-3030 internationally. The call ID number, 3859529, is required to access the replay.
Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $22 billion. Associated has approximately 300 banking offices serving 180 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.
Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	March 31,	December 31,	Mar08 vs Dec07	March 31,	Mar08 vs Mar07
(in thousands)	2008	2007	% Change	2007	% Change

Assets
Cash and due from banks	$477,971	$553,031	(13.6%)	$315,157	51.7%
Interest-bearing deposits in other financial institutions	25,216	11,671	116.1%	33,280	(24.2%)
Federal funds sold and securities purchased under agreements to resell	20,250	22,447	(9.8%)	4,698	331.0%
Investment securities available for sale, at fair value	3,616,280	3,543,019	2.1%	3,467,732	4.3%
Loans held for sale	123,652	94,441	30.9%	92,303	34.0%
Loans	15,785,283	15,516,252	1.7%	14,856,003	6.3%
Allowance for loan losses	(207,602)	(200,570)	3.5%	(203,495)	2.0%

Loans, net	15,577,681	15,315,682	1.7%	14,652,508	6.3%
Premises and equipment, net	193,774	197,446	(1.9%)	190,309	1.8%
Goodwill	929,168	929,168	0.0%	871,629	6.6%
Other intangible assets, net	90,477	92,220	(1.9%)	89,295	1.3%
Other assets	849,284	832,958	2.0%	790,502	7.4%

Total assets	$21,903,753	$21,592,083	1.4%	$20,507,413	6.8%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,516,265	$2,661,078	(5.4%)	$2,425,248	3.8%
Interest-bearing deposits, excluding Brokered CDs	10,634,511	10,903,198	(2.5%)	10,905,635	(2.5%)
Brokered CDs	731,398	409,637	78.5%	650,084	12.5%

Total deposits	13,882,174	13,973,913	(0.7%)	13,980,967	(0.7%)
Short-term borrowings	3,852,524	3,226,787	19.4%	2,332,816	65.1%
Long-term funding	1,536,399	1,864,771	(17.6%)	1,743,103	(11.9%)
Accrued expenses and other liabilities	250,238	196,907	27.1%	214,393	16.7%

Total liabilities	19,521,335	19,262,378	1.3%	18,271,279	6.8%
Stockholders’ Equity
Preferred stock	—	—		—
Common stock	1,278	1,278	0.0%	1,284	(0.5%)
Surplus	1,043,839	1,040,694	0.3%	1,055,914	(1.1%)
Retained earnings	1,318,573	1,305,136	1.0%	1,215,551	8.5%
Accumulated other comprehensive income (loss)	20,131	(2,498)	(905.9%)	(11,564)	(274.1%)
Treasury stock, at cost	(1,403)	(14,905)	(90.6%)	(25,051)	(94.4%)

Total stockholders’ equity	2,382,418	2,329,705	2.3%	2,236,134	6.5%

Total liabilities and stockholders’ equity	$21,903,753	$21,592,083	1.4%	$20,507,413	6.8%

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended
	March 31,		Quarter
(in thousands, except per share amounts)	2008	2007	% Change

Interest Income
Interest and fees on loans	$255,053	$273,961	(6.9%)
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	31,352	30,526	2.7%
Tax-exempt	10,259	9,794	4.7%
Interest on federal funds sold and securities purchased under agreements to resell	206	183	12.6%

Total interest income	296,870	314,464	(5.6%)
Interest Expense
Interest on deposits	81,506	98,299	(17.1%)
Interest on short-term borrowings	28,173	35,183	(19.9%)
Interest on long-term funding	22,074	21,936	0.6%

Total interest expense	131,753	155,418	(15.2%)

Net Interest Income	165,117	159,046	3.8%
Provision for loan losses	23,002	5,082	352.6%

Net interest income after provision for loan losses	142,115	153,964	(7.7%)
Noninterest Income
Trust service fees	10,074	10,309	(2.3%)
Service charges on deposit accounts	23,684	23,022	2.9%
Card-based and other nondeposit fees	11,425	11,323	0.9%
Retail commissions	16,115	15,479	4.1%
Mortgage banking, net	6,945	9,550	(27.3%)
Bank owned life insurance income	4,861	4,164	16.7%
Asset sale gains (losses), net	(456)	1,883	(124.2%)
Investment securities gains (losses), net	(2,940)	1,035	(384.1%)
Other	12,920	5,935	117.7%

Total noninterest income	82,628	82,700	(0.1%)
Noninterest Expense
Personnel expense	75,643	74,047	2.2%
Occupancy	13,264	11,587	14.5%
Equipment	4,597	4,394	4.6%
Data processing	7,121	7,678	(7.3%)
Business development and advertising	5,041	4,405	14.4%
Other intangible amortization	1,569	1,661	(5.5%)
Other	29,077	24,364	19.3%

Total noninterest expense	136,312	128,136	6.4%

Income before income taxes	88,431	108,528	(18.5%)
Income tax expense	21,966	35,133	(37.5%)

Net Income	$66,465	$73,395	(9.4%)

Earnings Per Share:
Basic	$0.52	$0.57	(8.8%)
Diluted	$0.52	$0.57	(8.8%)
Average Shares Outstanding:
Basic	127,298	127,988	(0.5%)
Diluted	127,825	129,299	(1.1%)

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	1Q08	4Q07	3Q07	2Q07	1Q07

Interest Income
Interest and fees on loans	$255,053	$277,647	$283,330	$276,981	$273,961
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	31,352	30,712	31,140	30,583	30,526
Tax-exempt	10,259	10,394	9,924	9,785	9,794
Interest on federal funds sold and securities purchased under agreements to resell	206	214	214	324	183

Total interest income	296,870	318,967	324,608	317,673	314,464
Interest Expense
Interest on deposits	81,506	98,678	104,596	101,780	98,299
Interest on short-term borrowings	28,173	32,470	31,548	35,423	35,183
Interest on long-term funding	22,074	23,600	25,391	22,995	21,936

Total interest expense	131,753	154,748	161,535	160,198	155,418

Net Interest Income	165,117	164,219	163,073	157,475	159,046
Provision for loan losses	23,002	15,501	8,733	5,193	5,082

Net interest income after provision for loan losses	142,115	148,718	154,340	152,282	153,964
Noninterest Income
Trust service fees	10,074	10,723	10,886	10,711	10,309
Service charges on deposit accounts	23,684	25,866	26,609	25,545	23,022
Card-based and other nondeposit fees	11,425	12,088	12,436	11,711	11,323
Retail commissions	16,115	14,917	15,476	15,773	15,479
Mortgage banking, net	6,945	498	3,006	9,696	9,550
Bank owned life insurance income	4,861	4,240	4,650	4,365	4,164
Asset sale gains (losses), net	(456)	11,062	2,220	442	1,883
Investment securities gains (losses), net	(2,940)	(815)	1,879	6,075	1,035
Other	12,920	7,094	7,758	7,170	5,935

Total noninterest income	82,628	85,673	84,920	91,488	82,700
Noninterest Expense
Personnel expense	75,643	76,487	76,617	76,277	74,047
Occupancy	13,264	11,784	11,967	11,321	11,587
Equipment	4,597	4,820	4,440	4,254	4,394
Data processing	7,121	8,189	7,991	7,832	7,678
Business development and advertising	5,041	5,482	4,830	5,068	4,405
Other intangible amortization	1,569	1,758	1,979	1,718	1,661
Other	29,077	31,582	26,185	26,174	24,364

Total noninterest expense	136,312	140,102	134,009	132,644	128,136

Income before income taxes	88,431	94,289	105,251	111,126	108,528
Income tax expense	21,966	29,498	33,510	35,301	35,133

Net Income	$66,465	$64,791	$71,741	$75,825	$73,395

Earnings Per Share:
Basic	$0.52	$0.51	$0.57	$0.59	$0.57
Diluted	$0.52	$0.51	$0.56	$0.59	$0.57
Average Shares Outstanding:
Basic	127,298	127,095	126,958	127,606	127,988
Diluted	127,825	127,835	127,847	128,750	129,299

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time equivalent employee data)	1st Qtr 2008	4th Qtr 2007	3rd Qtr 2007	2nd Qtr 2007	1st Qtr 2007

Summary of Operations
Net interest income	$165,117	$164,219	$163,073	$157,475	$159,046
Provision for loan losses	23,002	15,501	8,733	5,193	5,082
Asset sale gains (losses), net	(456)	11,062	2,220	442	1,883
Investment securities gains (losses), net	(2,940)	(815)	1,879	6,075	1,035
Noninterest income (excluding securities & asset gains)	86,024	75,426	80,821	84,971	79,782
Noninterest expense	136,312	140,102	134,009	132,644	128,136
Income before income taxes	88,431	94,289	105,251	111,126	108,528
Income taxes	21,966	29,498	33,510	35,301	35,133
Net income	66,465	64,791	71,741	75,825	73,395
Taxable equivalent adjustment	7,096	7,119	6,856	6,724	6,560

Per Common Share Data (1)
Net income:
Basic	$0.52	$0.51	$0.57	$0.59	$0.57
Diluted	0.52	0.51	0.56	0.59	0.57
Dividends	0.31	0.31	0.31	0.31	0.29
Market Value:
High	$28.86	$30.49	$33.05	$33.49	$35.43
Low	22.60	25.23	26.86	32.14	33.16
Close	26.63	27.09	29.63	32.70	33.60
Book value	18.71	18.32	18.04	17.56	17.54

Performance Ratios (annualized)
Earning assets yield	6.33%	6.88%	7.05%	6.99%	7.03%
Interest-bearing liabilities rate	3.19	3.82	4.02	4.06	4.02
Net interest margin	3.58	3.62	3.62	3.53	3.62
Return on average assets	1.25	1.23	1.38	1.48	1.46
Return on average equity	11.34	11.23	12.69	13.49	13.35
Return on tangible average equity (2)	19.26	19.50	22.42	23.14	22.63
Efficiency ratio (3)	52.79	56.78	53.44	53.23	52.22
Effective tax rate	24.84	31.28	31.84	31.77	32.37
Dividend payout ratio (4)	59.62	60.78	54.39	52.54	50.88

Average Balances
Assets	$21,449,963	$20,935,023	$20,678,498	$20,558,803	$20,373,075
Earning assets	19,276,208	18,849,079	18,685,978	18,605,024	18,433,986
Interest-bearing liabilities	16,611,047	16,090,488	15,941,683	15,834,843	15,674,645
Loans	15,708,321	15,301,761	15,183,444	15,082,850	14,958,148
Deposits	13,643,559	13,760,991	13,940,970	13,702,872	13,557,958
Wholesale funding	5,293,797	4,750,471	4,386,354	4,482,437	4,462,713
Stockholders’ equity	2,357,757	2,289,522	2,242,665	2,253,872	2,228,909
Stockholders’ equity / assets	10.99%	10.94%	10.85%	10.96%	10.94%

At Period End
Assets	$21,903,753	$21,592,083	$20,940,007	$20,849,140	$20,507,413
Loans	15,785,283	15,516,252	15,174,758	15,154,232	14,856,003
Allowance for loan losses	207,602	200,570	200,560	206,493	203,495
Goodwill	929,168	929,168	929,168	929,168	871,629
Mortgage servicing rights, net	51,013	51,187	53,636	55,829	48,342
Other intangible assets	39,464	41,033	42,791	44,770	40,953
Deposits	13,882,174	13,973,913	14,158,369	14,077,618	13,980,967
Wholesale funding	5,388,923	5,091,558	4,283,396	4,348,565	4,075,919
Stockholders’ equity	2,382,418	2,329,705	2,291,182	2,228,911	2,236,134
Stockholders’ equity / assets	10.88%	10.79%	10.94%	10.69%	10.90%
Tangible equity / tangible assets (5)	6.75%	6.59%	6.61%	6.31%	6.75%
Shares outstanding, end of period	127,365	127,160	127,035	126,910	127,497
Shares repurchased during period, including settlements (6)	—	—	11	2,000	1,909
Average per share cost of shares repurchased during period (6)	$—	$—	$—	$32.81	$35.74
YTD shares repurchased during period, including settlements (6)	—	3,920	3,920	3,909	1,909
YTD average per share cost of shares repurchased during period (6)	$—	$34.15	$34.15	$34.24	$35.74

Selected trend information
Average full time equivalent employees	5,093	5,095	5,200	5,069	5,089
Trust assets under management, at market value	$6,000,000	$6,100,000	$6,200,000	$6,100,000	$5,900,000
Mortgage loans originated for sale during period	516,780	333,331	353,233	455,928	338,802
Mortgage portfolio serviced for others	6,472,000	6,403,000	6,297,000	6,571,000	6,087,000
Mortgage servicing rights, net / Portfolio serviced for others	0.79%	0.80%	0.85%	0.85%	0.79%

(1)	Per share data adjusted retroactively for stock splits and stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gain, net, and asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

(6)	Does not include shares repurchased for minimum tax withholding settlements on equity compensation.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended
	March 31,
(in thousands)	2008	2007	% Change

Allowance for Loan Losses
Beginning balance	$200,570	$203,481	(1.4%)
Provision for loan losses	23,002	5,082	352.6%
Charge offs	(19,494)	(6,869)	183.8%
Recoveries	3,524	1,801	95.7%

Net charge offs	(15,970)	(5,068)	215.1%

Ending Balance	$207,602	$203,495	2.0%

Credit Quality

			Mar08 vs Dec07				Mar08 vs Mar07
	Mar 31, 2008	Dec 31,2007	% Change	Sept 30, 2007	Jun 30, 2007	Mar 31, 2007	% Change

Nonaccrual loans	$197,498	$152,528	29.5%	$142,509	$171,303	$146,864	34.5%
Loans 90 or more days past due and still accruing	9,959	10,118	(1.6%)	8,163	8,446	6,131	62.4%
Restructured loans	—	—	N/M	—	—	25	N/M

Total nonperforming loans	207,457	162,646	27.6%	150,672	179,749	153,020	35.6%
Other real estate owned (OREO)	26,798	26,489	1.2%	20,866	19,237	16,439	63.0%

Total nonperforming assets	$234,255	$189,135	23.9%	$171,538	$198,986	$169,459	38.2%

Provision for loan losses	23,002	15,501	48.4%	8,733	5,193	5,082	352.6%
Net charge offs	15,970	15,491	3.1%	14,666	5,186	5,068	215.1%

Allowance for loan losses / loans	1.32%	1.29%		1.32%	1.36%	1.37%
Allowance for loan losses / nonperforming loans	100.07	123.32		133.11	114.88	132.99
Nonperforming loans / total loans	1.31	1.05		0.99	1.19	1.03
Nonperforming assets / total loans plus OREO	1.48	1.22		1.13	1.31	1.14
Nonperforming assets / total assets	1.07	0.88		0.82	0.95	0.83
Net charge offs / average loans (annualized)	0.41	0.40		0.38	0.14	0.14
Year-to-date net charge offs / average loans	0.41	0.27		0.22	0.14	0.14

Period End Loan Composition

			Mar08 vs Dec07				Mar08 vs Mar07
	Mar 31, 2008	Dec 31, 2007	% Change	Sept 30, 2007	Jun 30, 2007	Mar 31, 2007	% Change

Commercial, financial & agricultural	$4,458,639	$4,281,091	4.1%	$3,935,976	$3,958,911	$3,788,800	17.7%
Commercial real estate	3,585,779	3,635,365	(1.4%)	3,656,937	3,703,464	3,723,289	(3.7%)
Real estate — construction	2,273,125	2,260,766	0.5%	2,215,264	2,137,276	2,084,883	9.0%
Lease financing	118,613	108,794	9.0%	95,644	88,967	89,524	32.5%

Commercial	10,436,156	10,286,016	1.5%	9,903,821	9,888,618	9,686,496	7.7%
Home equity (a)	2,387,223	2,269,122	5.2%	2,230,640	2,144,357	2,042,284	16.9%
Installment	842,564	841,136	0.2%	866,185	865,474	869,719	(3.1%)

Retail	3,229,787	3,110,258	3.8%	3,096,825	3,009,831	2,912,003	10.9%
Residential mortgage	2,119,340	2,119,978	(0.0%)	2,174,112	2,255,783	2,257,504	(6.1%)

Total loans	$15,785,283	$15,516,252	1.7%	$15,174,758	$15,154,232	$14,856,003	6.3%

(a)	Home equity includes home equity lines and residential mortgage junior liens.

Period End Deposit Composition

			Mar08 vs Dec07				Mar08 vs Mar07
	Mar 31, 2008	Dec 31, 2007	% Change	Sept 30, 2007	Jun 30, 2007	Mar 31, 2007	% Change

Demand	$2,516,265	$2,661,078	(5.4%)	$2,407,026	$2,466,130	$2,425,248	3.8%
Savings	891,806	853,618	4.5%	919,891	966,673	903,738	(1.3%)
Interest-bearing demand	1,788,404	1,947,551	(8.2%)	1,881,235	1,900,227	1,805,658	(1.0%)
Money market	3,972,080	3,923,063	1.2%	3,770,487	3,564,539	3,880,744	2.4%
Brokered CDs	731,398	409,637	78.5%	800,422	751,900	650,084	12.5%
Other time deposits	3,982,221	4,178,966	(4.7%)	4,379,308	4,428,149	4,315,495	(7.7%)

Total deposits	$13,882,174	$13,973,913	(0.7%)	$14,158,369	$14,077,618	$13,980,967	(0.7%)

Customer Repo Sweeps (b)	$789,218	$844,414	(6.5%)	$874,737	$900,964	$945,019	(16.5%)

(b)	Included within short-term borrowings.

N/M — Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2008			Three months ended March 31, 2007
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$10,323,280	$164,725	6.41%	$9,581,543	$178,441	7.55%
Residential mortgage	2,236,275	33,795	6.06	2,356,944	35,383	6.04
Retail	3,148,766	57,474	7.32	3,019,661	60,820	8.11

Total loans	15,708,321	255,994	6.55	14,958,148	274,644	7.43
Investments and other	3,567,887	47,972	5.38	3,475,838	46,380	5.34

Total earning assets	19,276,208	303,966	6.33	18,433,986	321,024	7.03
Other assets, net	2,173,755			1,939,089

Total assets	$21,449,963			$20,373,075

Interest-bearing liabilities:
Savings deposits	$860,836	$1,082	0.51%	$882,783	$801	0.37%
Interest-bearing demand deposits	1,808,187	5,991	1.33	1,799,385	8,587	1.94
Money market deposits	3,974,406	24,454	2.47	3,819,228	36,093	3.83
Time deposits, excluding Brokered CDs	4,043,280	43,741	4.35	4,310,365	47,594	4.48

Total interest-bearing deposits, excluding Brokered CDs	10,686,709	75,268	2.83	10,811,761	93,075	3.49
Brokered CDs	630,541	6,238	3.98	400,171	5,224	5.29

Total interest-bearing deposits	11,317,250	81,506	2.90	11,211,932	98,299	3.56
Wholesale funding	5,293,797	50,247	3.81	4,462,713	57,119	5.18

Total interest-bearing liabilities	16,611,047	131,753	3.19	15,674,645	155,418	4.02
Noninterest-bearing demand deposits	2,326,309			2,346,026
Other liabilities	154,850			123,495
Stockholders’ equity	2,357,757			2,228,909

Total liabilities and stockholders’ equity	$21,449,963			$20,373,075

Net interest income and rate spread (1)		$172,213	3.14%		$165,606	3.01%

Net interest margin (1)			3.58%			3.62%
Taxable equivalent adjustment		$7,096			$6,560

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.